Exhibit 10.19

INDIA NON JUDICIAL

Government of Karnataka

e-Stamp

Certificate No.	:	IN-KA87394119301286K

Certificate Issued Date	:	11-Apr-2012 12:51 PM

Account Reference	:	NONACC (FI)/ kaksfcl08/ WILSON GARDEN1/ KA-BA

Unique Doc. Reference	:	SUBIN-KAKASFCL0850113129132829K

Purchased by	:	YODLEE INFOTECH PVT LTD

Description of Document	:	Article 30 Lease of Immovable Property

Description	:	LEASE DEED

Consideration Price (Rs.)	:	0

	:	(Zero)

First Party	:	NSL PROPERTIES PVT LTD

Second Party	:	YODLEE INFOTECH PVT LTD

Stamp Duty Paid By	:	YODLEE INFOTECH PVT LTD

Stamp Duty Amount(Rs.)	:	200
(Two Hundred only)

LEASE DEED

THIS LEASE DEED (the “Lease Deed”) executed on this day the 16th day of April 2012 at Bangalore

BY:

1.	M/s NSL PROPERTIES PRIVATE LIMITED, a company incorporated under the provisions of the Companies Act, 1956, having its corporate office at NSL Icon, 4th floor, 8-2-684/2/A, Road No 12, Banjara Hills, Hyderabad -500 034 represented by its Authorised Signatory, Mr. C. S. Sunil (hereinafter referred to as the “Lessor No. 1”).

2.	(a) Mr. M VENKATARAMAIAH, aged 79 years, son of Sri M Subbaiah, residing at No. 5-118, Thukkulur Village, Nuziveedu Mandal, Krishna Dist. Andhra Pradesh represented by its Power of Attorney Holder Mr. C. S. Sunil (hereinafter referred to as the Lessor No.2(a)).

(b) Mrs. M RAMA DEVI, aged 74 years, wife of Sri M Venkataramaiah, residing at No. 5-118, Thukkulur Village, Nuziveedu Mandal, Krishna Dist, Andhra Pradesh represented by its power of attorney holder Mr. C. S. Sunil (hereinafter referred to as the Lessor No.2(b))

(Lessor No. 1 and Lessor No. 2 (a) and (b) are hereinafter collectively referred as the “Lessors” which expression wherever it so requires shall mean and include their respective heirs (in respect of Lessor No. 2 (a) and (b)) successors in title, and permitted assigns) OF THE FIRST PART

IN FAVOUR OF

M/s. YODLEE INFOTECH PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at 1st Floor, Mercury (2B) Block, Prestige Technology Park, Sarjapura-Marathalli Ring Road, Kadabeesanahalli Village, Varthur Hobli, Bangalore - 560 103 represented herein by its VP and MD, Mr. Subramaniam Ramachandran (hereinafter referred to as the “Lessee”, which expression wherever it so requires shall mean and include its successors in title and permitted assigns) OF THE SECOND PART

(The Lessors and the Lessee are hereinafter collectively referred to as the “Parties” and individually as the “Party”)

WHEREAS:

Nuziveedu Seeds Private Limited was the absolute owner and possessor of the first floor (Level 1) in the “MERCURY (2B) Block” of the Building (hereinafter defined), measuring approximately 31,909 square feet (“Sft.”) along with 38 car parks (more fully described in the Schedule Property-1 of the Schedule A hereunder and hereinafter referred to as “The Schedule Property-1”), by virtue of registered sale deed bearing no 697/07-08 dated 21-04-2007, registered in the office of the sub registrar, Varthur Hobli, Bangalore

M/s. Nuziveedu Seeds Limited underwent a demerger process and the Schedule Property-1 now stands in the name of the Lessor No. 1 by Virtue of an order of Hon’ble High court of Delhi Dated 13/04/2010 in company petition No. 322/2009.

Lessor No.2(a) and Lessor No.2(b) are the absolute owners and possessors of part of the First floor (Level 1) in the Block “MERCURY (2B)” of the Building (hereinafter defined), measuring approximately 10,000 Sft. of the said Building along with 12 car parking spaces (more fully described in the Schedule Property-2 of Schedule A hereunder and hereinafter referred to as “The Schedule Property-2”), by virtue of the registered sale deed bearing No 461/07-08 dated 21-04-2007 registered in the office of the sub registrar, Varthur Hobli, Bangalore;

AND WHEREAS the Lessee is desirous to take on lease properties mentioned under Schedule A from the Lessors and the Lessors have agreed to give on lease The Schedule Property -1 and The Schedule Property-2 to Lessee. The Parties have now mutually agreed and decided to record the terms and conditions agreed between them.

NOW, THEREFORE THIS DOCUMENT WITNESSETH AS FOLLOWS:

1)	DEFINITIONS AND INTERPRETATION

A.	DEFINITIONS

Unless the context herein otherwise provides, the following terms shall have the meanings assigned thereto:

i.	“Building” shall mean the building known as “MERCURY (2B) BLOCK” in the project by name PRESTIGE TECHNOLOGY PARK’ situated on Sarjapur - Marathahalli Ring Road, Kadabeesanahalli Village, Varthur Hobli, Bangalore;

ii.	“Car Parkings” shall mean 38 car parks and 12 car parks in The Schedule Property -1 and The Schedule Property - 2 respectively of the Building as more particularly set out in Schedule A;

iii.	“Fit Outs” shall mean the fittings and furnishings constructed as per the specifications, provided by the Lessors to the Lessee as part of these Schedule Property for the exclusive use of the Lessee, for the term of the Lease Deed and any renewal thereof, and owned by the Lessors;

iv.	“Lease Deed”, or “Deed” shall mean this lease deed executed by the Lessor in favour of the Lessee;

v.	“Maintenance Agency” shall mean Prestige Property Management Private Limited appointed by the Lessors;

vi.	“Parties” shall mean the Lessor and the Lessee;

vii.	“Premises” shall mean 31,909 Sft. and 10,000 Sft, mentioned in The Schedule Property-1 and The Schedule Property-2 respectively on the first floor of the Building along with the Fit Outs ;

viii.	“Rent” shall mean the monthly consideration payable by the Lessee to the Lessors for taking on lease the Schedule Property i.e. sum of Rent for Premises plus Rent for Car Parkings;

ix.	“Rent Commencement Date” shall mean the date of commencement of payment of Rent in respect of the Schedule Property which shall be 16th April, 2012;

x.	“Security Deposit” shall mean the amount already paid by the Lessee amounting to Rs. 2,43,07,220/- (Rupees Two Crores Forty Three Lakhs Seven Thousand Two Hundred Twenty Only) being the interest free refundable deposit maintained by the Lessee with the Lessors;

xi.	“Schedule Property” shall mean and include both The Schedule Property-1 and The Schedule Property-2 i.e. the Premises and Car Parkings described in Schedule A to this Lease Deed.

B.	INTERPRETATION

Unless the context otherwise requires in this Lease Deed

a.	Words importing person/ persons or party/ parties shall include any person, individual, Hindu undivided family, firm, corporation, company, limited liability partnership, body corporate, sole proprietorship firm, society, association of persons, body of individuals, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

b.	Words importing the singular include the plural and vice versa where the context so requires;

c.	Reference to any law shall include such law as from time to time enacted, amended, supplemented or re-enacted;

d.	Reference to any gender includes a reference to all other genders;

e.	Reference to the words “include” or “including” shall be construed without limitation;

f.	Reference to this Lease Deed, the Agreement or any other agreement, deed or other instrument or document shall be construed as a reference to the Lease Deed, the Agreement or deed or other instrument or document as the same may from time to time be amended, restated, varied, supplemented or novated; and

g.	The heading and titles in this Lease Deed are indicative only and shall not be deemed part thereof or taken into consideration in the interpretation or construction hereof .

2)	GRANT OF LEASE

In consideration of the Rent hereby reserved and of the terms, conditions and covenants of the Lease Deed contained herein and on the part of the Parties to be observed and performed, the Lessors hereby grants the Schedule Property on lease in favour of the Lessee and the Lessee accepts the Schedule Property on lease from the Lessors. The list of the works to be undertaken by the Lessee for maintenance/repairs to the Premises and Fit Outs are provided in Schedule - B. The Lessors agree to bear cost for the same, subject to a maximum limit of Rs 20 Lakhs. Thereafter, the Lessors shall not be liable to make or carry out any repairs/replacements or maintenance of the Premises or the Fit Outs and furniture provided for the entire Term. Any excess amount expended for the above works specified in Schedule B will be borne by the Lessee with no further obligation on Lessor. However, it shall be at the Lessee’s option to carry out the balance work over and above the limit of Rs 20 lakhs and the Lessors shall have no claim against the Lessee upon failure on the Lessee’s part to expend sums beyond Rs 20 lakhs.

3)	DURATION OF LEASE

The term of lease shall be for a period of five years commencing from the Rent Commencement Date (“Term”) unless terminated earlier in accordance with this Lease Deed.

4)	RENEWAL OF LEASE

a.	After the expiry of the Term, the Lessee may renew the lease in respect of the Schedule Property for a further term of 5 years each on such terms and conditions which may be mutually agreed at the time of renewal. If the Lessee intends to renew the lease, the Lessee shall issue to the Lessors a notice not less than 3 months before the expiry of the current lease, indicating its intention to renew the lease.

b.	On such renewal, a fresh lease deed in respect of the Schedule Property shall be entered into on such terms and conditions as mutually agreed between the Parties at that time and which shall be adequately stamped and registered at the cost of the Lessee before the expiry of the term prior to the renewal. However, in the event of any delay in the execution and registration of the lease deed for any renewed period as contemplated here, the lease will not be deemed to have terminated and this right to renew will not be affected by such delay.

5)	RENT FOR THE SCHEDULE PROPERTY

a.	The rent for the Premises shall be Rs.27,24,085/-(Rupees Twenty Seven Lakhs Twenty Four Thousand Eighty five only) calculated at Rs.65 per Sft. per month (“Rent for Premises”), which shall be payable from the Rent Commencement Date. The Lessee shall pay to the Lessors the Rent for Premises for the occupation and use of the Premises every month in advance as mentioned below.

SI.No.	Lessor	Sft.	Rate per Sft.	Amount
1	NSL PROPERTIES PRIVATE LIMITED	31,909	Rs. 65/-	Rs.	20,74,085/-
2	SRI. M. VENKATARAMAIAH & SMT. M RAMA DEVI	10,000	Rs. 65/-	Rs.	6,50,000/-

		41,909		Rs.	27,24,085/-

For the purpose of this Clause, the amount of Rs. 65.00 (Rupees Sixty Five Only) per Sft. of super built up area per month has been arrived at taking into consideration the warm shell rent of Rs. 45.00 (Rupees Forty Five Only) per Sft. (hereinafter referred to as the “Warm Shell Rent”) and the Fit Out rent of Rs. 20.00 (Rupees Twenty Only) per Sft. (hereinafter referred to as the “Fitout Rent”) for the area of the Premises.

b.	In addition to the Rent for Premises, the rent for the 50 exclusive car parking spaces shall be Rs. 75,000/- (Rupees Seventy Five Thousand Only) per month calculated at Rs.1,500/- per Car Parking (“Rent for Car Parkings”), which shall be payable from the Rent Commencement Date. The Lessee shall pay to the Lessors Rent for Car Parkings every month as mentioned below:

SI. No.	Lessor	No. of Car parking	Rate per car parking	Amount
1	NSL PROPERTIES PRIVATE LIMITED	38	Rs.1,500/-	Rs.57,000/-
2	SRI. M. VENKATARAMAIAH & SMT. M RAMA DEVI	12	Rs.1,500/-	Rs.18,000/-

		50		Rs.75,000/-

For Lessor No.2(a) and Lessor No.2(b), cheques for Rent for Premises and Rent for Car Parkings, shall be payable in the name of Mr. M. Venkataramaiah.

c.	There shall not be any escalation on the Rent for the Schedule Property during the Term.

d.	The Rent shall be paid in advance on or before the 7th day of every English Calendar month by cheque, or electronic transfer, in favour of the Lessors without any delay or demand. The Rent shall be subject to deduction of income tax at source at the rates, as applicable or amended, from time to time. In the event of there being any delay in payments of the Rent, without prejudice to the right of the Lessors to terminate the lease in terms of this Lease Deed, the Lessee shall be liable to pay interest on the delayed/ defaulted Rent at the rate of 1.5% per month or the part of the month from the due date till payment or realization.

e.	The Lessors will pay all the property tax and any other tax, cesses, duties, rates and assessments imposed on the Schedule Property and shall keep the Lessee fully indemnified against any claims in respect of any of the above. Similarly the Lessee agrees to pay all outgoings attributable to its business including but not limited to payment of electricity bills, generator power bills, water bills, telephone bills, maintenance bills and taxes on consumption of back-up power, any statutory, service tax attributable to its business and lease or such other tax by whatever named called on the leasing of the Schedule Property etc.

6)	SECURITY DEPOSIT

a.	The Lessee has deposited Security Deposit with the Lessors in the following manner- with Lessor No.1 a sum of Rs.1,85,07,220/- (Rupees One Crore Eighty Five Lakhs Seven Thousand Two Hundred and Twenty Only) and with the Lessor No.2 (a) a sum of Rs.29,00,000/- (Rupees Twenty Nine Lakhs Only) with the Lessor No.2 (b) a sum of Rs.29,00,000/- (Rupees Twenty Nine Lakhs Only) as security deposit towards the Schedule Property. The said Security Deposit amount deposited by the Lessee shall hold good for the Term.

b.	The Security Deposit shall remain with the Lessors until the expiry of the Term or its earlier termination, as the case may be, for due performance by the Lessee of its terms under this Lease Deed. The Security Deposit shall be returned without any deductions, except for what is provided herein, simultaneous with the Lessee handing over possession of the Schedule Property to the Lessors in good condition, changes caused by normal wear and tear and irresistible force excepted.

c.	The Lessors shall be entitled to deduct from the Security Deposit, such amounts that may be due to the Lessors including any Rent unpaid but due to be paid under the terms of this Lease Deed, pending dues if any, towards electricity, generator power, maintenance and water consumption up to the date of handing over of the Premises.

d.	In the event the Lessors fail to return the Security Deposit on the expiration of the Term or early termination of the lease, the Lessee shall be entitled to retain possession of the Schedule Property without paying any Rent, till such time the Security Deposit is repaid. In the event of there being any delay in payments of the Security Deposit, without prejudice to the other rights and remedies available to the Lessee, the Lessor shall be liable to pay interest on the delayed / defaulted payment at the rate of 1.5% per month or the part of the month from the due date till payment or realization. In the event the Lessors are willing to repay the Security deposit and the Lessee fails to vacate the Premises on the expiration or early termination of lease, the Lessee shall be liable to pay to the Lessors twice the existing rent for such unauthorized occupation.

7)	USE AND IMPROVEMENTS

a.	The Lessee shall use the Schedule Property for its business purposes and shall not carry on or permit to be carried on in the Schedule Property, or in any part thereof, any activities which are unlawful, obnoxious, or of nuisance, annoyance or disturbance to other tenants/occupants in the Building.

b.	The Lessee is entitled to use the Schedule Property 24 hours a day on 365 days of a year during the Term with uninterrupted access to the Premises, Car Parkings, the common areas of the Building and all other services, as provided in this Lease Deed.

c.	The Lessee shall have the right to make improvements within the Schedule Property and make non-structural alterations without disturbing, changing devaluating the Fit Outs done by the Lessors subject to applicable local laws and building regulations, but with the Lessors’ review and approval which approval shall not be unreasonably withheld by the Lessor.

8)	INSPECTION

The Lessors, or anybody authorised by them with or without workmen shall at all reasonable hours after issuance of 2 days written notice, be entitled to inspect the Schedule Property.

9)	COVENANTS/ INDEMNIFICATION BY THE PARTIES

a.	The Lessors represent, warrant and covenant to the Lessee as follows:

i.	The Lessors confirm that the persons signing this Lease Deed have the good right, full power and appropriate authorization to sign this Lease Deed.

ii.	The Lessors represent that the Lessors are the lawful owners with good title and possession of the Schedule Property, and have the right and authority to grant a lease in respect of the Schedule Property upon such terms as agreed herein.

iii.	The Lessors represent that they have obtained all necessary approvals/ permissions, if any required, from any person to give the Scheduled Property on lease and that the Schedule Property can be used for the business purposes of the Lessee.

iv.	The Lessors represent that, subject to the Lessee paying the Rent on its due dates and complying with the terms herein, they shall from the Rent Commencement Date to the expiry of the lease or the prior termination thereof, ensure that the Lessee enjoys quiet, unhindered, uninterrupted and peaceful possession of the Schedule Property without eviction, interruption, disturbance, claim or demand whatsoever by the Lessor or any person or persons lawfully or equitably claiming by, from or in trust for them and that the Lessors shall not undertake any repairs to the Building that may affect the Lessee’s peaceful and uninterrupted occupation of the Schedule Property and ensure that the Schedule Property be used and freely accessed 24 hours a day and every day of the year.

v.	The Lessors represent that they shall ensure that the Lessee, its employees, representatives and its customers will have free and unfettered access to the Schedule Property for 24 hours a day, 7 days a week, 365 days a year of operations and support services including electricity, water, power backup, security and lifts (except power shut downs by BESCOM, interruption in water supply and disruption is sewage services by BWSSB, repairs for any genset, lifts or any other equipment provided).

vi.	The Lessors represent that the Building has been constructed according to the sanctioned plan and can be used for commercial purposes.

vii

The Lessors represent and acknowledge that they are aware that the Lessee has entered into this Lease Deed solely upon the Lessors’ representations as herein contained and that it shall, during the Term and the period of the Lessee’s possession of the Schedule Property or any part thereof, indemnify and hold it free and harmless against all demands, encumbrances, claims, expenditure, actions, proceedings and costs made against, incurred or suffered by the Lessee for any reason whatsoever including any lacunae in the title of the Lessors to the Schedule Property or the Fit Outs or of the occupation of the Schedule Property by the Lessee, misrepresentations, breach of any provision of this Lease Deed or by virtue of any such proceedings or claim filed or preferred by any person, governmental institution, statutory authority, financial institution, bank, any agency or association of persons against the Lessee in respect of the Schedule Property or the Fit Outs provided therein. The obligations of the Lessors under this clause for the causes arising during the lease or any extension thereof shall survive the termination of this Lease Deed or the expiry of this lease by efflux of time, as the case may be.

viii.	Lessors represent that the Schedule Property is free from all encumbrances whatsoever including any claim, mortgage, hen, charge, right or any other encumbrances or impediments and the Lessors have not entered into any similar agreement or arrangement with any person/persons for providing use and occupation of the Schedule Property to which the Lessee is entitled to under this Lease Deed.

ix.	The Lessors represent that it shall, during the currency of the lease, regularly and punctually bear and pay all the present and future fees, levies, municipal taxes including proportionate ground lease rent, rates, taxes, cesses in respect of the Schedule Property including all increases, if any and shall comply with all laws, rules and regulations of the government and/ or local authorities with respect to the Schedule Property.

x.	The Lessor shall be responsible for all major structural repairs including repairs relating to the leakage of roof and ceiling and water proofing at its own cost Further, the Lessor shall get all major structural civil repairs commenced in the Schedule Property within 15 days from the date of intimation by the Lessee, and such repairs shall be completed within reasonable time. If the Lessor does not get such repairs commenced within 15 days of such intimation or completed within reasonable time, then the Lessee may get the repairs done and all expenses and costs so incurred shall be deducted from the Rent or otherwise recovered from the Lessors.

xi.	The Lessors represent that the Building and Schedule Property has been constructed pursuant to the building plans sanctioned, apart from the permissible deviations and approved by the concerned authorities and that the Lessors are not in breach of any statutory/municipal regulations or contractual obligations with respect to the Building and the Schedule Property.

xii.	The Lessors represent that in case of violence due to war or civil commotion, storm, tempest, flood, earthquake, terrorist activity or any inevitable accident or any other irresistible force or an act of god or fire accident not being an act of omission on the part of the Lessee, its agents, servants etc, causing damage to the Building and/ or Scheduled Property or part thereof, the Lessee shall have the option to terminate this Lease Deed or require the Lessors to restore the Building and the Schedule Property to its original state. If the Lessee requires the Lessors to restore the Building and Schedule Property, the Lessor shall, in pursuance of the specifications, restore and reinstate the Building and the Schedule Property within a period of 4 months or such time as mutually agreed at its own expenses, during which time the Rent or proportionate part thereof and other charges shall remain suspended until the Building and the Schedule Property are restored and reinstated and made ready for use and occupation of the Lessee in terms of this Lease Deed.

xiii.	The Lessors represent that the Lessee shall have the right to appoint and install at its own cost security personnel and systems in the Schedule Property round the clock and use the Schedule Property round the clock.

xiv.	The Lessors shall at their own cost, during the Term, keep the Schedule Property insured against any risk, loss or damage occurred due to fire or earthquake.

xv.	The Lessee, its directors, its officers, its employees, agents and clients shall at all times be entitled to the use of the common areas, utilities, amenities, passages and access way to the Schedule Property. The common services, including lighting in common areas, shall also be made available to the Lessee at all times.

xvi.	Each of the Lessor No.1 and Lessor No. 2(a) and Lessor No. 2(b) hereby confirm and acknowledge that each of Lessor No.1 and Lessor No.2(a) and Lessor No.2(b) are a separate and independent entity, unconnected with the other/s, and that the term ‘Lessors’ has been used to refer collectively to such persons, solely for the purpose of convenience. Each Lessor No. 1 and Lessor No. 2(a) and Lessor 2(b) are solely and completely (a) entitled to its/ their rights under this Lease Deed, and (b) responsible for the performance of its/ their obligations, under this Lease Deed. However, each of the Parties shall be entitled to exercise their rights only in the manner set out in this Lease Deed.

xvii.	The obligations of each of the Lessors hereunder shall be joint and several.

b.	The Lessee represents and warrants to the Lessors as follows:

i.	That it shall promptly and without any default perform all the terms and conditions of this Lease Deed. This present lease is agreed to be granted upon the condition that the Lessee shall duly observe and perform all the covenants and agreements herein contained and on the part of the Lessee to be observed and performed and that if and whenever there shall be a breach of the condition so far as it relates to the observance and performance of the covenants and agreements by the Lessee herein contained, the Lessor may issue a notice identifying the breach and permitting 3 months for rectification after which period the lease shall stand terminated if the breach is not rectified.

ii.	Notwithstanding anything contained herein, in case of there being any delay in payment of Rent on the due date, the Lessors will notify of such breach in payment of Rent and if such default in payment of Rent is not rectified within the 30 days of so being notified, the lease shall stand terminated.

iii.	That it shall maintain the Schedule Property with due care and caution, damages due to reasonable wear and tear and irresistible force excepted and not do anything or permit or commit to be done anything contrary to any provision made by or under any statute or law for the time being in force. In particular, the Lessee shall not use or permit the Schedule Property to be used for any form of unlawful activity.

iv.	That upon expiry of the lease by efflux of time or termination of this Lease Deed, as stipulated herein, it shall, subject to refund of the Security Deposit after permissible deductions, handover to the Lessors the peaceful and physical possession of the Schedule Property in good condition subject to changes caused by normal wear and tear and irresistible force.

v.	That it shall bear the cost of the water consumed in any portion of the Schedule Property, as may be ascertained by the Maintenance Agency.

vi.	The Lessee shall bear and pay the electricity charges payable to the concerned authorities with regard to the Schedule Property as provided therein solely for the Lessee by the Lessor. The Lessee will pay for the power consumed based on the meter reading of the Schedule Property and the loss of transmission between the main meter bill reading and the total meter reading of the individual meter installed for each unit in the Building as billed by the Maintenance Agency or any other agency maintaining the Building. In the event of the Lessee failing to comply with their obligation under this clause and there being any outstanding amounts owed, either the Lessors shall, at its sole discretion, pay the amounts of the bill and recover the same from the Lessee with interest at the rate of 18% per annum from the date of the payment by the Lessors of such amount till payment and recovery from the Lessee or the Maintenance Agency shall have the right to disconnect the power on the due date. In the event the Lessee fails or continues to default in payments of the electricity bill, the Lessors shall, without prejudice to the above, be entitled to terminate this lease as being material breach on the part of the Lessee subject to refund of the Security Deposit to the Lessee after deductions if any as stated above.

vii.	That it shall carry out all minor repairs necessary in respect of the Schedule Property.

viii.	That it shall have the right to make improvement within the Premises and make non- structural alterations to the Schedule Property without disturbing, changing, de valuating the Fit Outs subject to applicable local laws & building regulations, but with the prior review and approval of the Lessor, which approval shall not be unreasonably withheld.

ix.	That it shall regularly pay the Rent hereby reserved at the time and in the manner aforesaid.

x.	That it shall use the Schedule Property only for its business and allied purposes and not for any other purpose.

xi.	That it shall not do or suffer to be done in the Schedule Property any act, deed, matter or thing which may cause or is likely to cause nuisance or annoyance to the other occupiers of the Building or the occupiers of the neighboring premises.

xii.	That it shall procure and obtain at its cost, charges and expenses all permissions/approvals and consents required from statutory, local or public body or authority to conduct its business in the Schedule Property.

xiii.	That it shall maintain the fixtures & fittings in a clean, sanitary manner and in constant state of good repairs, fair wear and tear excluded, at its own cost and expenses, and repair and/ or replace the same at its own cost if so required. Painting of interior of the Schedule Property may be undertaken by the Lessee as and when required by the Lessee at its own cost.

xiv.	That it shall not do or omit or suffer to be done anything whereby the rights of the Lessor in respect of Schedule Property or any part thereof are prejudiced or adversely affected.

xv.	That it shall ensure that its employees, agents, servants, executives, officers shall diligently observe and comply with all the terms and conditions of this Lease Deed.

xvi.	That it shall use and occupy the Schedule Property at its own risk and responsibility and the Lessor shall not be responsible or liable for any loss, damage, shortage, theft or destruction of any papers, documents, equipment’s, machines, articles, property or things of any kind or nature whatsoever belonging to the Lessee and kept in the Schedule Property.

xvii.	That it shall keep its equipment, installations, goods and all assets that may be brought into Schedule Property adequately insured at its own cost against theft, fire, riots, civil commotion, and such other risks as Lessee, in its sole discretion, deems prudent.

xviii.	That it shall indemnify and keep indemnified the Lessor from and against all claims, demands, actions, proceedings, expenses, losses and damages which the Lessor may suffer due to any breach of any of the terms, conditions or covenants of this Lease Deed by the Lessee or incur in respect of the Schedule Property due to or by reason of nonpayment of statutory tax liability or payments of any nature arising out of business of Lessee in the Schedule Property or otherwise required to be paid by the Lessee in connection with its business.

10)	LESSORS’ RIGHT

a.

The Lessors shall have the right to sell the Schedule Property, provided that the prospective purchaser agrees in writing to being bound by all the terms and conditions of this Lease Deed, including the provisions pertaining to the refund of Security Deposit and peaceful and uninterrupted use, enjoyment and possession of the Schedule Property by the Lessee. On the Lessors making available confirmation from the purchaser/s that has/have purchased the Schedule Property or any part thereof in compliance with the terms stated in this clause, the Lessee shall attorn the tenancy in favour of the purchaser/s and thereafter the Lessor shall stand released of its obligations under the Lease. The stamp duty (if any) on any documentation to attorn the tenancy will be borne by the Lessors or the new purchaser.

b.	The Lessors shall have the right to take loans against the Schedule Property or arrange with any bank or financial institution for discounting the Rent receivable by it under the lease. On such right being exercised, the Lessee, upon receipt of written instruction from the Lessors agrees to confirm in writing and pay the Rent payable under the Lease, as directed by the Lessors, to the bank or financial institution as the case may be. The Lessors agrees to indemnify and keep indemnified the Lessee against any claims in respect thereof and receipt of Rent by the financial institution as contemplated in this clause will be deemed as if received by the Lessor as required for the payment of Rent under this Lease. In case the financial institution requires any no-objection certificate, the same shall be issued by the Lessee.

11)	MAINTENANCE

A.	MAINTENANCE OF THE SCHEDULE PROPERTY BY THE LESSEE”

i.	The Lessee agrees to maintain the Schedule property in good and tenantable condition throughout their occupation, reasonable wear and tear excluded. In addition thereto the Lessee shall ensure proper maintenance coupled with preventive care of all the Fit Outs provided in the Premises and the same should be given back in good working condition on vacation of the Schedule Property subject to changes due to normal wear and tear and irresistible force.

ii.	The Lessee agrees to be responsible for the internal maintenance of the Premises at its own cost. However, any structural or construction faults will be promptly corrected by the Lessors at its own expense.

iii.	The Lessee agrees not to commit any act of waste which is likely to materially impair the value and utility of the Premises. The Lessee agrees not to do or cause to be done in or upon the Premises or other parts of the Building anything whatsoever which may be nuisance or annoyance in any way or interfere with the quiet and comfort of the Lessor or any other user/occupants of the Building. The Lessee agrees not to do any act which will affect the safety of the Building.

B.	MAINTENANCE OF THE BUILDING & COMMON AREAS BY THE LESSOR:

a.	The Lessor has appointed Prestige Property Management Private Limited [PPPL] under the Lease Deed as the Maintenance Agency carrying out maintenance, repair and service of the common areas and facilities of the Building as well as to provide utilities such as lifts, security, common area generators, lighting, water etc, for the Building.

b.	The Lessor and the Lessee herein agree that the maintenance agreement shall be signed between Lessor, Lessee and PPPL which shall contain the rights and obligations of all parties mentioned therein with respect to the maintenance services for this Lease deed.

12)	CONNECTED POWER & POWER BACKUP

a.	The Lessors have provided for a separate electricity meter for the Premises leased out to the Lessee.

b.	The Lessee agrees to bear and pay on time, the electricity charges payable to the concerned authorities based on their consumption. The Lessee shall also be liable to pay transmission loss in terms of Clause 9 (b) (vi) as stated above.

13)	LIMITATION OF LIABILITY

It is agreed between the Parties hereto that reference to any indemnity, all claims. expenditure and costs made against, incurred or suffered except with respect to either Party’s indemnity obligations pursuant to the terms in this lease, neither Party shall be liable to the other for any incidental, consequential, penal and exemplary or like damages including any direct or indirect business loss or profits or lost opportunity or any tortuous actions even if advised of the possibility of the same.

14)	SUB LEASE & ASSIGNMENT

a.	The Lessee may assign or sub lease all or part of the Schedule Property to a third party only with the prior consent from the Lessor, which consent stall not be unreasonably withheld.

b.	The Lessee shall have the right to assign or sub lease or license all or part of the Schedule Property to any of its associated companies and/or subsidiaries without prior consent from the Lessor, but with the prior written intimation to the Lessor.

c.	In the case of the sublease or assignment of the lease or license of the Schedule Property, the obligation for the payment of the Rent and performance under the lease shall continue to be with the Lessee and the Lessee agrees to keep the Lessor indemnified against any loss or damage suffered by the Lessor with regard to the payment of the Rent and its performance under the lease.

d.	The Lessee may license the Schedule Property to any third party. Such third party shall be of the same or better financial status of the Lessee capable of meeting the obligations of the license, including the payment of license fee. The license shall be given with the prior written consent of the Lessor, which consent shall not be unreasonably withheld. However, the Lessee agrees to continue to be responsible for the obligations and performance under the Lease Deed and the payment of Rent under this Lease Deed.

e.	In the event that the Lessor creates any other charge or interest of any kind on the Schedule Property, the Lease Deed shall continue to be binding on the charge holder/ assignee of the Schedule Property without affecting the continued quiet, peaceful and uninterrupted operation and possession of the Lessee and the right to renew the lease in its favour as per this Lease Deed.

15)	REINSTATEMENT

The Lessee shall, upon the expiry of the lease or sooner determination, at its discretion remove items installed by the Lessee in the Premises and shall return the Premises in good condition, changes due to normal wear and tear and irresistible force excepted subject to refund of Security Deposit. The Lessee shall not remove the items and/or equipments brought in by the Lessor on the expiry of the lease or in the event of sooner determination of the lease.

16)	TERMINATION AND LOCK IN PERIOD

(i)	LOCK IN PERIOD

1.	There shall be a lock-in period of 24 (twenty four) months from the Rent Commencement Date (hereinafter referred to as the “Lock In Period”), during which period neither Party can terminate the lease. The date on which the Lock In Period ends shall hereinafter be referred to as “Expiry Date”.

2.	In the event of premature termination of the lease by the Lessee during the Lock In Period, or if the Lease Deed is terminated due to the breach of any provision of the Lease Deed by the

Lessee and/or failure on part of the Lessee to fulfill any of its obligations under the Lease Deed, including payment of Rent and if the Lessee fails to rectify such breach and/or failure within the cure period specified in Clause 16 (ii) (2) below, then the Lessee undertakes to and shall, apart from the other remedies available to the Lessor under this Lease Deed, be liable to pay the Rent for the Premises for the remainder of the Lock In Period and the Lessor shall be liable to refund the Security Deposit. The Lessee will not be required to pay the Rent for remainder of the Lock In Period in case the cause of termination is not attributing to Lessee defaulting.

(ii)	TERMINATION:

1.	On or after the Expiry Date, the Lessee shall be entitled to terminate the lease at any time without assigning any reasons thereof, by providing the Lessor three (3) months prior notice in writing (“Termination Notice”) of its desire to terminate this Lease Deed.

2.	The Lessor shall not be entitled to terminate the Lease Deed either during or after expiry of the Lock In Period during the currency of the Lease Deed except in case of one or more of the following defaults by the Lessee.

a)	failure to pay Rent or maintenance charges when due if the failure continues for thirty (30) days after written notice has been received by Lessee;

b)	failure to perform any other provision of the Lease Deed if such failure to perform is not cured within three months after written notice has been received by Lessee.

3.	In case of any breach of any other terms and conditions by any Party either during or after Lock In Period other than stated above under sub clause (1), if the defaulting Party fails to remedy the breach within three (3) months from the date of notice of such breach by the other Party, the other Party shall have the option to terminate the Lease Deed.

17)	NOTICE

Any notice required to be served upon the Lessee or the Lessor shall be sufficiently served and given if such notice shall be (i) hand-delivered or (ii) sent by email (to their respective email addresses given hereunder or as may be notified in writing to the other Party), if the delivery of such email to the other Party can be confirmed by the Party sending notice by email or (iii) sent out by courier service or speed post with acknowledgement due, postage prepaid to their respective addresses given hereunder or such other address(es) as may be notified in writing to the other Party.

To Lessor No.1. Lessor No.2(a) and Lessor No.2(b):

Attention:	Mr. Vinodnathan
Address:	NSL Properties Private limited
NSL Icon, 4th Floor,
8-2-684/2/A,
Road no. 12, Banjara Hills,
Hyderabad - 500 034

Email:

To Lessee:

Attention:	Mr. Rajesh Sreenivasan
Address:	Yodlee Infotech Private Limited
1st Floor, Mercury (2B),
Prestige Technology Park,
Sarjapura-Marathalli Ring Road,
Kadabeesanahalli Village,
Varthur Hobli,
Bangalore - 560 103

Email:

18)	MISCELLANEOUS

a.	The terms of this Lease Deed shall not be altered or added to nor shall anything be omitted there from, except by means of a supplementary agreement/ deed in writing duly signed by the Parties hereto. The terms of this Lease Deed shall supersede all agreements and all subsequent or prior discussions to the extent there is any inconsistency.

b.

If the performance by any Party of any of its obligations under this Lease Deed is prevented, restricted or interfered with by reason of fire or other casualty or accident, strike or other violence (not due to any act, neglect or default of the Lessee), war or other violence, any law, or regulation of any government, or any act or condition whatsoever be and the reasonable control of such Party (each such event shall be called a “Force Majeure” event), then such Party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that such Party shall give prompt notice with a period of 15 days from the date of the Force Majeure occurrence and providing a description to the other Party of such Force Majeure in such notice, including a description in reasonable specificity, of the cause of the Force Majeure and provide s thither that such Party shall use reasonable efforts to avoid or remove such cause of non-performance and shall continue performance hereunder whenever such causes are removed. If possession of the Lessee is disturbed on account of a Force Majeure event, the Lessee will not be liable to payment while such Force Majeure event remains in existence. PROVIDED THAT in case of Force Majeure event happening and part or whole of the Schedule Property cannot be occupied by the Lessee, then in such case the Lessee shall have the option to put an end to this Lease Deed forthwith, notwithstanding anything hereinabove contained and receive the repayment of all amounts due to the Lessee from the Lessor including the Security Deposit. In the event of failure of the Lessor to refund the outstandings dues, the Lessee, without prejudice to any other remedies available under law or contract, shall be entitled to continue to use and occupy the Schedule Property without payment of any monthly lease rent or rates, taxes non-occupancy charges or outgoings to the Lessor until such time the Lessor refunds the aforesaid amounts due with interest thereon calculated at the rate of 18% per annum from the date on which the Lessee was willing to vacate and give charge of the Schedule Property to the Lessor until payment. In the event of failure of the Lessor to refund the amounts due to the Lessee, the Lessee is given the authority to deal with the Schedule Property which includes the right to sub-lease the Schedule Property to any other third party and collect the lease rent which would be used towards discharge of the financial obligations of the Lessor towards the Lessee.

c.	The Lessee shall bear the stamp duty and registration charges on this Lease Deed as applicable. The Lessor shall provide all necessary support and documents to the Lessee to complete the registration process and the Lessee shall retain the original stamped copy of the Lease Deed. Each Party shall bear and pay the fees of their respective lawyers, if any.

d.	The Parties agree that in case of any difference, dispute or claim arising in respect of this Lease Deed, the matter shall be referred to arbitration in consonance with the provisions of the Arbitration and Conciliation Act, 19%, as may be amended from time to time. Such disputes shall be referred to a panel of 2 arbitrators, one of whom shall be appointed by the Lessor and the other by the Lessee. The two appointed arbitrators shall thereafter elect a third arbitrator who shall preside over the arbitration proceedings. Decision making by the panel of arbitrators shall be by majority vote. The venue of arbitration shall be the city of Bangalore and the language of such arbitration shall be English.

e.	The laws of India shall be applicable to the Parties to all disputes arising out of this Lease Deed. Subject to the provision with regard to dispute resolution above, courts in Bangalore shall have exclusive jurisdiction with respect to all matters arising out of this Lease Deed.

SCHEDULE A

SCHEDULE PROPERTY-1

Entire Office Space located on First Floor (Level I) measuring 31,909 square feet of super built up area in the multistoried building known as ‘Mercury (2B) BLOCK’ in PRESTIGE TECHNOLOGY PARK’ together with right to use all the common areas, passage, lobbies, staircases and other areas of common use with 38 car parking spaces in the said property situated of Sarjapur-Marathahalli Ring Road, at survey nos. 22/1A, 22/2, 24, 25, 29, 30/1, 30/2A, 30/2B, 32/1, 33/1, 33/2 & 35 of Kadabeesanahalli Village, Varthur Hobli, Bangalore.

SCHEDULE PROPERTY-2

Entire Office Space located on First Floor (Level 1) measuring 10,000 square feet of super built up area in the multistoried building known as ‘Mercury (2B) BLOCK’ in PRESTIGE TECHNOLOGY PARK’ together with right to use all the common areas, passage, lobbies, staircases and other areas of common use with 12 car parking spaces in the said property situated of Sarjapur - Marathahalli Ring Road, at survey nos. 22/1A, 22/2, 24, 25, 29, 30/1, 30/2A, 30/2B, 32/1, 33/1, 33/2 & 35 of Kadabeesanahalli Village, Varthur Hobli, Bangalore.

SCHEDULE B

List of Works to be carried out the Lessee

List of Works to be carried out by the Lessee. Lessor’s contribution towards these works will be limited to a maximum of Rupees Twenty Lacs only (Rs. 20,000,000/.).

1.	Realignment of workstations

2.	Carpets replacement

3.	Replace Chairs

4.	Replacement of Cafeteria chairs and tables

5.	Discussion and Conf. rooms table carpentry work

6.	Rewiring /refurbishment of All Electrical Panels

7.	Paintings

IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HAND TO THIS WRITING THE DAY MONTH AND YEAR FIRST SET OUT HEREINABOVE

SIGNED, SEALED and DELIVERED for and on behalf of

NSL Properties Private Ltd by Mr. C. S. Sunil, its authorised signatory

/s/ C. S. Sunil

SIGNED and DELIVERED for and on behalf of

SRI. M. VENKATARAMAIAH by Mr. C. S. Sunil, his authorized signatory

/s/ C. S. Sunil

SIGNED and DELIVERED for and on behalf of

SMT. M RAMA DEVI by Mr. C. S. Sunil, it’s authorized signatory

SIGNED and DELIVERED for and on behalf of

YODLEE INFOTECH PRIVATE LIMITED by Mr. Subramaniam Ramachandran, its

authorized signatory

/s/ Subramaniam Ramachandran

In the presence of witnesses:

1)

/s/ Rajesh Sreenivasan

Rajesh Sreenivasan

Yodlee Infotech Private Limited

1st Floor, Mercury (2B),

Prestige Technology Park,

Sarjapura-Marathalli Ring Road,

Kadabeesanahalli Village,

Varthur Hobli,

Bangalore - 560 103

2)

[signature illegible]

[name illegible]

Yodlee Infotech Private Limited

1st Floor, Mercury (2B),

Prestige Technology Park,

Sarjapura-Marathalli Ring Road,

Kadabeesanahalli Village,

Varthur Hobli,

Bangalore - 560 103